UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report: November 6, 2009
(Date of earliest event reported)

TEMPLE-INLAND INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08634	75-1903917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 MoPac Expressway South, 3rd Floor
Austin, Texas 78746
(Address of Principal Executive Offices, including Zip code)

(512) 434-5800
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

G	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
G	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
G	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
G	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At its regular meeting on November 6, 2009, the Board of Directors of Temple-Inland Inc. (the "Company"), upon recommendation from the Nominating and Governance Committee of the Board, adopted amended and restated Bylaws, effective immediately.  The principal amendments to the Bylaws are summarized as follows:

•
Article II, Section 4 was revised to clarify that notices required by this section may be provided by various forms of electronic communication.  Conforming changes were made to various other provisions referencing methods of giving notice.

•	Article II, Section 8 was revised to clarify that a list of stockholders may be delivered in electronic form.

•	Article II, Section 10 was revised to clarify that a proxy may be delivered by electronic means.

•	Article II, Section 11 was added and provisions regarding inspectors of elections were placed in this separate section.

•
Article II, Section 12 was revised to update the advance notice bylaw provisions to clarify that the only way for a stockholder to nominate a director or submit a proposal of business (other than a proposal submitted pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934) is by complying with the notice requirements in the amended and restated Bylaws.  The advance notice provisions also require a proponent to provide additional information regarding the proponent’s economic interests in the Company, including interests in derivative securities.

•	Article VII was revised to clarify eligibility of Company shares for direct registration systems.

The above description of the amendments to the Bylaws does not purport to be a complete statement of the provisions thereof. Such description is qualified in its entirety by reference to the amended and restated Bylaws, which are attached to this Current Report on Form 8-K as Exhibit 3.2 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

3.02	Amended and Restated Bylaws of the Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPLE-INLAND INC.
Date: November 9, 2009	By:	/s/ J. Bradley Johnston
Name: J. Bradley Johnston
Title: Chief Administrative Officer

EXHIBIT INDEX

Exhibit	Description	Page
3.02	Amended and Restated Bylaws of the Company	5